Exhibit 10.10i

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO

THE AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 10, 2014 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AMENDMENTS TO CREDIT AGREEMENT

Section 1.01 New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Short-Term Solar Bonds” means any Solar Bonds having a maturity date which precedes the Maturity Date.

“Short-Term Solar Bonds Issuance” means any Short-Term Solar Bonds issued pursuant to a Solar Bond Financing.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Short-Term Solar Bonds Credit Support” means an identified portfolio of (i) Unencumbered Excluded Subsidiary Assets, (ii) Excluded Property of the Borrower, or (iii) any other assets of the Borrower not subject to Administrative Agent’s Lien or any other Permitted Lien.

“Solar Bond” means a debt instrument, including, but not limited to, bonds, promissory notes or debentures, directly issued by Borrower to purchasers pursuant to a Solar Bonds Financing.

“Solar Bonds Financing” means one or more Solar Bonds Issuances where (i) any indenture covering any such Indebtedness contains a prohibition on the holders of the applicable Solar Bonds from initiating the filing of an involuntary bankruptcy or similar proceeding against any Loan Party, (ii) the Solar Bonds issued pursuant to such Solar Bond Issuance are unsecured, (iii) the indenture or other documents covering any such Indebtedness contain no financial covenants which are applicable to the Borrower or any of its Subsidiaries, and (iv) all proceeds of any such Solar Bonds Financing received by Borrower will be subject to the Payment Direction Letter.

“Solar Bonds Issuance” means Indebtedness of the Borrower issued pursuant to an indenture and an indenture supplement for a given series of Solar Bonds pursuant to an effective registration statement on Form S-3 filed by the Borrower with the SEC.

“Unencumbered Excluded Subsidiary Assets” means, as of a given date of determination, the current and future remaining and unpaid stream of cash flows Borrower projects will be paid on or after such date of determination in respect of Borrower’s direct or indirect interests in the applicable Excluded Subsidiaries as identified by Borrower pursuant to Section 6.02(o) (which Excluded Subsidiaries are not already subject to the Lien of the Administrative Agent or any other Permitted Lien set forth in Section 7.01(j),(k),(l),(n),(r),(t) or (u)), based upon discounting such unpaid stream of cash flows at an annual rate equal to six percent (6.00%).

Section 1.02 Amendments to Section 1.01. The following definitions in Section 1.01 are hereby amended and restated in their entirety to read as follows:

“Excluded Subsidiaries” means (i) any existing or future acquired or formed special purpose Subsidiary without employees in which Borrower holds a direct or indirect interest, established for the purpose of acquiring, leasing, operating, owning or financing energy systems and any SRECs, directly or indirectly, including but not limited to solar photovoltaic, battery storage, geothermal and other renewable energy technologies, in each case, (A) whose committed financing or equity contribution proceeds are included in the calculation of Available Take-Out, (B) whose Tax Equity Commitments or Backlever Financing Commitments as the case may be, have been fully deployed and which Tax Equity Commitments or Backlever Financing Commitments, as the case may be, are no longer included in the calculation Available Take-Out, or (C) was acquired or formed solely as an obligor for a System Refinancing and which has no assets other than those being borrowed against or securing such System Refinancing, (ii) any existing or future acquired or formed Immaterial Subsidiary, and (iii) any existing or future acquired or formed Subsidiary operating as a public utility, Load-Serving Entity, electric supplier, or political action committee.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Material Contract” means, (i) with respect to any Person, each contract or agreement (a) to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more or (b) otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person or (c) any other contract, agreement, permit or license, written or oral, of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (ii) with respect to Borrower and its Subsidiaries, each contract or agreement evidencing Tax Equity Commitments, Backlever Financing or Solar Bonds Financing to the extent any Available Take-Out exists with respect to such Tax Equity Commitment, Backlever Financing or Solar Bonds Financing.

“Payment Direction Letter” means one or more payment direction letters from Borrower or each Excluded Subsidiary that is wholly-owned, directly or indirectly, by Borrower, which confirms that certain proceeds of Available Take-Out from Tax Equity Investors, certain cash flows from Host Customer Agreements and certain proceeds from Backlever Financing, System Refinancing and Solar Bonds Financing (all as more specifically described therein) received by Borrower or such Excluded Subsidiary, as applicable, will be distributed directly to a Borrower account which is subject to a Qualifying Control Agreement.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, except such dividends or distributions made by an Excluded Subsidiary in the ordinary course of business pursuant to or as permitted by the terms of the Tax Equity Commitments, Backlever Financing, System Refinancing, or Solar Bond Financing (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any other Loan Party, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, and (e) equity grants made in the ordinary course of business in connection with Borrower’s stock option plan. For the avoidance of doubt, any distribution required under the Payment Direction Letter is not a Restricted Payment.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Security Agreement” means that certain Amended and Restated Security and Pledge Agreement, dated as of November 1, 2013, among Borrower, the other parties thereto identified as grantors and Administrative Agent for the benefit of the secured parties, as such agreement may be amended, modified or supplemented from time to time.

Section 1.03 Amendment to Section 6.02. Section 6.02 is amended by adding the following clause (o):

“(o) With respect to any Short-Term Solar Bonds Issuance, within 5 Business Days after the initial issuance thereof, and within 5 Business Days after the removal or replacement of any portion of the Short-Term Solar Bonds Credit Support supporting all Short-Term Solar Bonds Issuances, a certificate substantially in the form of Exhibit U, prepared as of the date of such issuance or removal or replacement, as the case may be, which certificate demonstrates compliance with Section 6.20.”

Section 1.04 Amendment to Section 6.14. Clause (d) of Section 6.14 is hereby amended and restated in its entirety to read as follows:

“(d) Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Bank of America, (d) deposit accounts established solely for receipt of proceeds from the sale of Solar Bonds or for the administration or payment of amounts due with respect to a Solar Bonds Issuance; provided, that, any loan proceeds of a Solar Bonds Issuance received by the Borrower shall be promptly directed to a deposit account or other account that complies with clauses (a) through (c) above as set forth in the Payment Direction Letter, (e) FBO accounts (“for the benefit of” accounts) established by the Borrower exclusively for the benefit of prospective participants in a Solar Bonds Issuance, the sole purpose of which is to hold such prospective participants’ funds in connection with their participation in such Solar Bonds Issuance, and (f) other deposit accounts, so long as at any time the balance in any such account does not exceed $10,000 and the aggregate balance in all such other deposit accounts does not exceed $100,000.”

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 1.05 Amendment to Article VI. Article VI is hereby amended by adding a new Section 6.20 as follows:

“(a) As long as any Short-Term Solar Bonds remain outstanding, as of the date any certificate is delivered pursuant to Section 6.02(o), Borrower and its Subsidiaries shall hold, in the aggregate, directly or indirectly Short-Term Solar Bonds Credit Support with an aggregate value of (as calculated in accordance with Borrower’s ordinary course of business practices) not less than 125% of the outstanding principal balance of all outstanding Short-Term Solar Bonds Issuance as of such date;

(b) As of the date of issuance of any Short-Term Solar Bonds Issuance, Borrower shall certify to Administrative Agent compliance with clause (a) above, in accordance with Section 6.02(o); and

(c) Borrower shall have a right to remove or replace any of the identified Short-Term Solar Bonds Credit Support at any time, so long as Borrower certifies to Administrative Agent its compliance with clause (a) above, in accordance with Section 6.02(o), as of the date of any such removal or replacement.

Section 1.06 Amendment to Section 7.01. Section 7.01(s) is hereby amended by deleting and restating clause (s) as follows:

“(s) Reserved.”

Section 1.07 Amendments to Section 7.02. Section 7.02 is hereby amended by deleting and restating clause (q) as follows:

“(q) Solar Bonds Financing so long as the aggregate outstanding principal amount of (x) Short-Term Solar Bonds Issuances at no time exceed $[***], and (y) all Solar Bonds issued pursuant to all Solar Bonds Issuances (including Short-Term Solar Bonds Issuances) at no time exceeds $[***];”

Section 1.08 Amendments to Section 7.03. Clause (i) of Section 7.03 is hereby amended and restated in its entirety to read as follows:

“(i) Investments in Excluded Subsidiaries (x) in accordance with the applicable Tax Equity Documents, Backlever Financing, System Refinancing or Solar Bonds Financing, as the case may be, in the ordinary course of business, (y) of PV Systems which are in operation as collateral to secure accounts receivable financing in which the net proceeds (after deduction of reasonable fees and expenses) is distributed to Borrower and (z) pursuant to any repurchase of assets permitted by Section 7.02(j);”

Section 1.09 Amendment to Section 7.04. Clause (b) of Section 7.04 is hereby amended and restated in its entirety to read as follows:

“(b) any Excluded Subsidiary may (i) dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) as set forth in Section 7.05(e), (ii) so long as no Default or Event of Default exists or would result therefrom, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it in connection with a System Refinancing, so long as the surviving entity is an Excluded Subsidiary or (iii) so long as no Default exists or would result therefrom, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it in connection with a Tax Equity Commitment, Backlever Financing or Solar Bonds Financing, in each case so long as the Tax Equity Commitments Backlever Financings or Solar Bonds Financing of such Excluded Subsidiary are not included in the calculation of Available Take-Out and the exclusion of such Tax Equity Commitments, Backlever Financings or Solar Bonds Financing from the calculation of Available Take-Out does not result in a Borrowing Base Deficiency;”

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 1.10 Amendments to Section 7.05. Clauses (g) and (h) of Section 7.05 are hereby amended and restated in their entirety to read as follows:

“(g) (i) Disposition of assets of an Excluded Subsidiary as a result of a foreclosure of a Permitted Lien in connection with a Backlever Financing or System Refinancing so long as such foreclosure does not result in a Borrowing Base Deficiency or (ii) disposition of any Short-Term Solar Bonds Credit Support, or any assets of an Excluded Subsidiary or Excluded Subsidiaries not subject to the Lien of Administrative Agent or any other Permitted Lien set forth in Section 7.01(j),(k),(l),(n),(r),(t) or (u), in connection with a Short-Term Solar Bond Issuance in order to satisfy the Borrower’s outstanding payment obligations and liabilities with respect to such Solar Bonds Issuance; and

(h) Dispositions made in the ordinary course of business in accordance with the applicable Tax Equity Documents, Backlever Financing documents, Solar Bonds Financing documents, and System Refinancing documents.”

Section 1.11 Amendment to Section 7.08. Section 7.08 is hereby amended and restated in its entirety to read as follows:

“Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by this Agreement, (d) normal and reasonable compensation (including grant of stock options in accordance with Borrower’s stock option plan) and reimbursement of expenses of officers and directors, (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate, (f) transactions contemplated by the Tax Equity Documents, Backlever Financings, System Refinancings or Solar Bond Financings (g) transactions with Tesla Motors, Inc. with respect to the sharing of battery technologies and use of joint facilities for sales and marketing purpose, and (h) transactions approved by the board of directors of the Borrower or any authorized committee thereof, provided that such approval shall have included a determination by the board of directors or such committee, as the case may be, that such transaction is fair to, and in the best interest of, the Borrower.”

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 1.12 Amendments to Section 7.16. The first paragraph of Section 7.16 is hereby amended and restated in its entirety to read as follows:

“Except with respect to Sections 7.01(s), 7.02(q), 7.06(b) and 7.09(a)(ii) which shall at all times be applicable to Borrower and each of its Subsidiaries, the covenants set forth in this Article VII shall in no way be applicable to the activities of the Excluded Subsidiaries required, contemplated or permitted under (i) the Tax Equity Documents, Backlever Financings, or System Refinancings in effect on the Closing Date, (ii) the Tax Equity Documents, or documents related to Backlever Financings, executed after the Closing Date which are materially similar to the Tax Equity Documents or documents related to Backlever Financings in effect on the Closing Date or otherwise approved in accordance with Section 2.01(b)(ii), and (iii) all other Tax Equity Documents, Backlever Financings or System Refinancings to the extent the obligations of Borrower and its Subsidiaries thereunder (x) do not materially impair the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (y) could be reasonably expected to result in a Material Adverse Effect or (z) do not restrict the ability of Borrower or any Excluded Subsidiary to perform its obligations under the Payment Direction Letter; provided, however, under no circumstance shall a Subsidiary incur a Lien on the assets or equity of any Loan Party (other than a Permitted Lien).”

Section 1.13 Amendment to Section 7.17. Section 7.17 is hereby amended and restated in its entirety to read as follows:

“Section 7.17 Prepayment of Notes/Solar Bonds; Maturity Date Payment of Solar Bonds.

(a) Voluntarily prepay, redeem, purchase, defease or otherwise voluntarily satisfy in any manner (including by the exercise of any right of setoff) the obligations owed (but, for avoidance of doubt, excluding regularly scheduled interest payments due in the ordinary course) under the Notes.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) Voluntarily prepay, redeem, purchase, defease or otherwise voluntarily satisfy in any manner (including by the exercise of any right of setoff) the obligations owed (but, for avoidance of doubt, excluding regularly scheduled interest payments due in the ordinary course) under any Solar Bond Financings so long as principal payments due upon the maturity of each Short-Term Solar Bonds Issuance shall be satisfied using the proceeds of any (i) sale, Backlever Financing or System Refinancing of the Short-Term Solar Bonds Credit Support or any assets of an Excluded Subsidiary or Excluded Subsidiaries not subject to Administrative Agent’s Lien or any other Permitted Lien set forth in Section 7.01(j),(k),(l),(n),(r),(t) or (u), or (ii) issuance of new Solar Bonds Financings.”

Section 1.14 Amendment to Section 8.01(e). Section 8.01(e) is hereby amended and restated in its entirety to read as follows:

“(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, in each case having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 or any other event occurs, in each case of the foregoing (A) and (B), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or”

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 1.15 Amendment to Article XI. Article XI is hereby amended by adding the following Section 11.22:

“Section 11.22 Borrower, Administrative Agent and Lenders hereby agree that, solely in accordance with Section 8(e) of that certain Security Agreement, dated as of September 24, 2014, by and between Finco, as grantor and the Administrative Agent, on behalf of the Lenders, as secured party, that Finco may make UCC-3 filings in accordance with the terms therein.”

Section 1.16 Amendment to Exhibits. The Exhibits to the Credit Agreement are hereby amended by adding a new Exhibit U set forth as Annex I attached hereto.

ARTICLE II.

CONDITIONS TO EFFECTIVENESS

Section 2.01 Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Administrative Agent shall have received a copy of this Amendment duly executed by Borrower, the Required Lenders and Administrative Agent.

(b) No Default or Event of Default shall exist.

(c) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of Borrower.

(d) The Administrative Agent shall have received from Borrower, for the account of each Lender that executes and delivers a signature page hereto to the Administrative Agent on or before 3:00 pm (Pacific time) on October 10, 2014 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”, an amendment fee in an amount equal to ten (10) basis points on the aggregate Revolving Commitments of such Consenting Lender (prior to giving effect to this Amendment).

ARTICLE III.

POST AMENDMENT EFFECTIVE DATE COVENANTS

Section 3.01 Post-Amendment Effective Date Conditions. On or before the initial Solar Bonds Issuance (as defined in the Credit Agreement, as amended by this Amendment), the Administrative Agent shall have received an updated Payment Direction Letter (in form and substance satisfactory to Administrative Agent) executed by Borrower and each of its Subsidiaries. This Section 3.01 shall supersede in its entirety the post-closing obligation set forth in Section 3.01(c) of the Second Amendment to the Amended and Restated Credit Agreement, dated as of July 11, 2014, by and among Borrower, the lenders party thereto and Administrative agent.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE IV.

MISCELLANEOUS

Section 4.01 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 4.02 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d) Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(f) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

Section 4.03 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 4.04 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 4.05 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

Section 4.06 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 4.07 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 4.08 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 4.09 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 4.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION,
a Delaware corporation

	By:	/s/ Brad Buss
	Name:	Brad Buss
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent

	By:	/s/ Dora Brown
	Name:	Dora Brown
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as Lender, L/C Issuer and Swingline Lender

	By:	/s/ Thomas R. Sullivan
	Name:	Thomas R. Sullivan
	Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ Whitney Gaston
	Name:	Whitney Gaston
	Title:	Authorized Signatory

SILICON VALLEY BANK,
as a Lender

	By:	/s/ Mona Maitra
	Name:	Mona Maitra
	Title:	Vice President

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

BRIDGE BANK, NATIONAL ASSOCIATION as a Lender
By:	/s/ Randall Lee
Name:	Randall Lee
Title:	AVP Relationship Manager

ONEWEST BANK, FSB as a Lender

By:	/s/ Michael MacDonald
Name:	Michael MacDonald
Title:	Executive Vice President

AMERICAN SAVINGS BANK, F.S.B., a federal savings bank, as a Lender

By:	/s/ Kyle J. Shelly
Name:	Kyle J. Shelly
Title:	Vice President

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

GUARANTOR CONSENT

Each of the undersigned (each a “Guarantor”) consents to the foregoing Amendment to Credit Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under Article X (Continuing Guaranty) of the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the “Guaranty”).

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Furthermore, each Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.

Agreed and Acknowledged:

Dated as of: October 10, 2014

GUARANTORS:

POPPY ACQUISITION LLC

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	President and CEO

ZEP SOLAR LLC

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	President and CEO

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I

Form of Exhibit U

SHORT-TERM SOLAR BONDS CREDIT SUPPORT CERTIFICATE

This Short-Term Solar Bonds Credit Support Certificate (this “Certificate”) dated as of                     , 20     is delivered to you pursuant to Section 6.02(o) of the Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified or supplemented and in effect from time to time, the “Credit Agreement”) by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto as guarantors, certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), and Bank of America, N.A., as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), sole lead arranger and sole book manager. Each capitalized term used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned Responsible Officer of Borrower hereby certifies, represents and warrants as of the date hereof that he/she is the                     of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

(a) [as of                     , 20     (the “Computation Date”), Borrower has made a Short-Term Solar Bonds Issuance, titled
[—]% Solar Bonds, Series 20[—]/[—]-[—], in the principal amount of up to $[—] pursuant to that certain Prospectus Supplement No. [—], Registration No. 333-[—] dated [—], 20[—];]

(b) [as of                     , 20     (the “Computation Date”), Borrower has removed certain assets from its portfolio of Short-Term Solar Bonds Credit Support [and has replaced such assets with alternative Short-Term Solar Bonds Credit Support], [each] as identified on Schedule 2;]

(c) all information contained herein and attached hereto are true and complete in all material respects, and all calculations contained herein and attached hereto as Schedule 1 (the “Credit Support Certificate Calculations”) are true and complete in all material respects;

(d) as of the Computation Date, the aggregate value of the Short-Term Solar Bonds Credit Support (as calculated in accordance with Borrower’s ordinary course of business practices) equals $             and the outstanding principal balance of all outstanding Short-Term Solar Bonds Issuances as of the Computation Date equals $             ; and

(e) the ratio of the Short-Term Solar Bonds Credit Support aggregate value to the aggregate Short-Term Solar Bonds Issuances outstanding principal balance is no less than 1.25:1.0.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Credit Support Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by a Responsible Officer of the Borrower as of the date first written above.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1

Short-Term Solar Bonds Credit Support

Portfolio and Values

[To be provided by the Borrower on each Calculation Date]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2

List of Removed or Replacement Short-Term Solar Bonds Credit Support

[see attached.]

The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.